PRICING SUPPLEMENT NO. 46                                       Rule 424(b)(3)
DATED: October 7, 1997                                       File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:        Floating Rate Notes     Book Entry Notes
$36,000,000              [x]                     [x]

Original Issue Date:     Fixed Rate Notes        Certificated Notes
October 10, 1997         [_]                     [_]


Maturity Date:
October 10, 2000

Option to Extend Maturity:         No  [x]

                                   Yes [_]   Final Maturity Date:


                                            Optional          Optional
                       Redemption           Repayment         Repayment
Redeemable On          Price(s)             Date(s)           Price(s)
-------------          ----------           ---------         ----------

N/A                    N/A                  N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Quarterly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Quarterly


[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.06%
------------------------------------------

*        On the 10th of each January, April, July and October.

**       On the 10th of each January, April, July and October.

*** Three month LIBOR as of October 8, 1997, plus 6 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

NYFS04...:\25\22625\0122\1324\SUP0077U.200